UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 19, 2008

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, Colorado   80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 OTHER EVENTS	OTHER EVENTS
ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

        Effective July 19, 2010, Global Casinos, Inc., a Utah corporation (the “Company”) executed a Common Stock and Warrant Purchase Agreement (“Purchase Agreement”) with ImageDoc USA, Inc., a Colorado corporation (“ImageDoc”) wherein, the Company, upon the terms and subject to the conditions set forth herein, agrees to purchase, for an aggregate Purchase Price of up to $120,000 (the “Maximum Purchase Price”), up to an aggregate of 2.566 million shares of Common Stock and Warrants exercisable to purchase an additional 400,000 shares of Common Stock of ImageDoc (collectively the “Securities”).

         Also effective July 19, 2010 the Company and ImageDoc entered into that certain Registration Rights Agreement establishing the terms by which ImageDoc shall prepare and file a Registration Statement covering the spin-off of all Registrable Securities which are the subject of the aforementioned Purchase Agreement.

ITEM 9.01:       EXHIBITS AND FINANCIAL STATEMENTS

99.1	Common Stock and Warrant Purchase Agreement
99.2	Registration Rights Agreement

_______________________

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: July 19, 2010	__/s/ Clifford L. Neuman________ Clifford L. Neuman, President